Exhibit 99.1

FOR IMMEDIATE RELEASE

Diversified Healthcare Trust and Office Properties Income Trust Announce

Agreement to Merge in All-Share Transaction

Creates a Diversified REIT with a Broad Portfolio, Defensive Tenant Base and Strong Growth Potential

Ensures Immediate Debt Covenant Compliance, Enhances Access to Capital and Financial Flexibility to Execute the SHOP Recovery and Capital Plan, and Enables the Refinancing of 2024 Debt Maturities

DHC Shareholders to Receive 0.147 Shares of OPI Common Stock for Each Share of DHC Stock;

Represents Implied Premium of 20% to DHC’s 30-Trading Day Average Closing Price

DHC Shareholders to Benefit from OPI’s Attractive Distribution;

a 267% Increase as Compared to DHC’s Current Distribution

Joint Conference Call Today at 8:30 a.m. Eastern Time

Newton, MA (April 11, 2023): Diversified Healthcare Trust (Nasdaq: DHC) today announced that it has entered into a definitive merger agreement with Office Properties Income Trust (Nasdaq: OPI), pursuant to which OPI will acquire all of the outstanding common shares of DHC in an all-share transaction. The transaction was unanimously recommended by special committees of the respective Board of Trustees of OPI and DHC, comprised of independent, disinterested trustees, and unanimously approved by the respective Board of Trustees. OPI will be the surviving entity in the merger and intends to change its name to “Diversified Properties Trust” upon closing of the transaction and is expected to trade on The Nasdaq Stock Market LLC.

Pursuant to the terms of the merger agreement, DHC shareholders will receive 0.147 shares of OPI for each common share of DHC based on a fixed exchange ratio, which represents an implied value of $1.70 per DHC common share and a 20% premium to the average closing price of DHC common shares for the 30 trading days ended on April 10, 2023, resulting in DHC shareholders owning approximately 42% of the combined company, and OPI shareholders owning approximately 58% of the combined company.

Upon the closing of the transaction, DHC shareholders will benefit from the combined company’s expected cash distribution of $0.25 per share per quarter, or $1.00 per year, which is a 267% increase on a pro rata basis from DHC’s current distribution level of $0.01 per share per quarter, or $0.04 per year. The merger is expected to be immediately accretive to DHC shareholders on a pro rata basis and is expected to result in annual general and administrative savings of approximately $2 million to $3 million.

Jennifer Francis, DHC’s President and Chief Executive Officer made the following statement:

“The merger with OPI greatly benefits DHC both strategically and financially. Strategically, the combined company will be in immediate compliance with debt covenants, have immediate access to multiple capital sources through its greater scale and diversity to address upcoming debt maturities and increase liquidity to continue funding the ongoing SHOP recovery and capital improvement plan. Financially, the transaction immediately reduces DHC’s leverage and is immediately accretive to DHC’s normalized funds from operations and cash available for distribution, and the expected pro rata annual distribution represents a 267% immediate increase for DHC shareholders.”

The combined company will be led by the OPI executive management team, will be managed by The RMR Group (Nasdaq: RMR) and will be headquartered in Newton, MA. The transaction is subject to the approval of DHC and OPI shareholders and other customary closing conditions and is expected to close during the third quarter of 2023. RMR has agreed to waive the contractual termination fees associated with the DHC business management agreement and property management agreement specific to the OPI acquisition.

Advisors

BofA Securities is acting as exclusive financial advisor and Sullivan & Cromwell LLP is acting as legal advisor to the special committee of DHC’s Board of Trustees in this transaction.

Investor Presentation and Conference Call

A presentation that outlines the details of DHC’s merger with OPI can be found here: https://www.dhcreit.com/investors/events-and-presentations/default.aspx.

The DHC and OPI management teams will host a joint conference call on Tuesday, April 11, 2023 at 8:30 a.m. Eastern Time. The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 317-6759. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, April 18, 2023. To access the replay, dial (412) 317-0088. The replay pass code is 7227001.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.dhcreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website after the call.

About Diversified Healthcare Trust

DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of December 31, 2022, DHC’s approximately $7.1 billion portfolio included 379 properties in 36 states and Washington, D.C., occupied by approximately 500 tenants, and totaling approximately 9 million square feet of life science and medical office properties and more than 27,000 senior living units. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $37 billion in assets under management as of December 31, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. To learn more about DHC, visit www.dhcreit.com.

WARNING REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, it is making forward-looking statements. These forward-looking statements are based upon DHC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC’s forward-looking statements as a result of various factors. For example: (a) OPI and DHC have entered into a definitive merger agreement and the proposed merger is expected to close in the third quarter of 2023. However, the closing of the proposed merger is subject to the satisfaction or waiver of closing conditions, including DHC shareholder approval and the financing or any consents or approvals required or contemplated in connection with the proposed merger, some of which are beyond DHC’s control, and DHC cannot be sure that any or all of these conditions will be satisfied or waived. Accordingly, the proposed merger may not close on the contemplated terms or at all or it may be delayed; (b) DHC shareholders are expected to benefit from an annual dividend of $1.00 per share of the combined company. However, the Board of Trustees of the combined company will consider many factors when setting distribution rates, and thus future distribution rates may be increased or decreased and DHC cannot be sure as to the rate at which future distributions will be paid; (c) the transactions contemplated by the merger agreement and the terms thereof were evaluated, negotiated and recommended to DHC’s Board of Trustees by a special committee of DHC’s Board of Trustees, comprised solely of DHC’s disinterested, Independent Trustees, and were separately approved by DHC’s Independent Trustees and by DHC’s Board of Trustees, and that BofA Securities acted as exclusive financial advisor to DHC. Despite this process, DHC could be subject to claims challenging the proposed merger or other transactions or DHC’s entry into the merger and related agreements because of the multiple relationships among DHC, OPI and The RMR Group LLC (“RMR”) and their related persons and entities or other reasons, and defending even meritless claims could be expensive and distracting to management; and (d) this news release contains statements, including Ms. Francis’s statements, regarding the expectations for proposed merger and the combined company which may imply that the combined company will achieve its expected strategic and financial goals and the shareholders will benefit from the growth potential of the combined company. However, the combined company will be subject to various risks, including: the risk that the combined businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated; the risk that cost savings and synergies anticipated to be realized by the merger may not be fully realized or may take longer to realize than expected; risks related to future opportunities, plans and strategy for the combined company, including the uncertainty of expected future financial performance, expected access to cash flows and capital, timing of accretion, distribution rates and results of the combined company following completion of the proposed merger and the challenges facing the industries in which each company currently operates and the combined company will, following the closing of the transaction, operate; risks related to the market value of the OPI common shares of beneficial interest to be issued in the proposed merger; risks associated with indebtedness incurred in connection with the proposed merger, including the potential inability to access, or reduced access to, the capital markets or other capital resources or increased cost of borrowings, including as a result of a credit rating downgrade; risks associated with the level of capital expenditures of each company and the combined company following the proposed merger; and risks associated with the impact of general economic, political and market factors on the combined company. As a result, the combined company may not achieve the long-term growth and value creation for shareholder as expected.

DHC’s Annual Report on Form 10-K for the year ended December 31, 2022, including under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and its other filings with the Securities and Exchange Commission (the “SEC”) identify other important factors that could cause differences from any forward-looking statements. DHC’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon any forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE TRANSACTION

This communication may be deemed to be solicitation material in respect of the proposed merger between OPI and DHC. In connection with the proposed merger, OPI intends to file a registration statement on Form S-4 with the SEC, which will include a preliminary prospectus and related materials to register OPI common shares of beneficial interest to be issued in the merger. DHC intends to file a joint proxy statement/prospectus with OPI and other documents concerning the proposed merger with the SEC. This document is not a substitute for the joint proxy statement/prospectus or any other document which DHC may file with the SEC. The proposed transaction involving DHC will be submitted to DHC’s shareholders for their consideration. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT DHC AND THE PROPOSED MERGER. When available, the relevant portions of the joint proxy statement/prospectus will be mailed to DHC shareholders. Investors will also be able to obtain copies of the joint proxy statement/prospectus and other relevant documents (when they become available) free of charge at the SEC’s website (www.sec.gov). Additional copies of documents filed with the SEC by DHC may be obtained for free on DHC’s Investor Relation’s website at www.dhcreit.com/investors or by contacting DHC’s Investor Relations department at 1-617-796-8234.

DHC files annual, quarterly and current reports and other information with the SEC. DHC’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval in any jurisdiction with respect to the proposed merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

DHC and certain of its trustees and executive officers, and RMR, DHC’s manager, and its parent and certain of their directors, officers and employees may be deemed to be participants in the solicitation of proxies from the DHC shareholders in connection with the proposed merger. Certain information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of DHC shareholders in connection with the proposed merger and a description of their direct and indirect interests will be set forth in the joint proxy statement/prospectus when filed with the SEC. Information about the trustees and executive officers of DHC is included in the proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on March 29, 2022. Copies of the foregoing documents may be obtained as provided above. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Investor Contact:
Melissa McCarthy, Manager, Investor Relations
(617) 796-8234

Media Contacts:
Andrew Siegel / Jack Kelleher
Joele Frank
212-355-4449

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